FOURTH AMENDED AND RESTATED FUND PARTICIPATION AGREEMENT

THIS AGREEMENT is entered into as of this 28th day of April, 2008, as amended, among ING USA
ANNUITY AND LIFE INSURANCE COMPANY, a life insurance company organized under the laws ofthe State of Delaware and RELIASTAR LIFE INSURANCE COMPANYOF NEWYORK,
a life insurance company organized under the laws of the State of New York (individually and together, the
"Insurance Company"), each on behalf of itself and certain of its separate accounts (each, an
"Account"), as listed in Appendix B to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing; ING INVESTORS TRUST (the "Trust"), an open-end management investment company that is a business trust organized under the laws of the
Commonwealth of Massachusetts; ING INVESTMENTS, LLC ("ING"), a limited liability company organized under the laws of the State of Delaware; ING FUNDS DISTRIBUTOR, LLC ("IFD"), a
limited liability company organized under the laws of the state of Delaware, which serves as the Trust's distributor; AMERICAN FUNDS INSURANCE SERIES ("Series"), an open-end management investment company organized under the laws of the Commonwealth of Massachusetts; and CAPITAL
RESEARCH AND MANAGEMENT COMPANY ("CRMC"), a corporation organized under the laws ofthe State of Delaware.

WITNESSETH:

WHEREAS, Insurance Company has issued or proposes to issue to the public, now and in the future, certain multi-manager variable annuity contracts (the "Contracts") as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, Insurance Company has established one or more Accounts, as set forth in Appendix B, under applicable state insurance law, for purposes of funding the Contracts and has or will register each Account with the United States Securities and Exchange Commission (the "Commission") as a
unit investment trust under the Securities Act of 1933 (the "1933 Act") and the Investment Company
Act of 1940 (the "1940 Act") (unless the Account is exempt from such registration);

WHEREAS, the Contracts, which are or will be registered by Insurance Company with the
Commission for offer and sale (unless the Contract is exempt from such registration), will be in compliance with all applicable laws prior to being offered for sale;

WHEREAS, the Series has received a "Mixed and Shared Funding Order" from the Commission granting relief from certain provisions of the 1940 Act and the rules thereunder to the extent necessary to permit shares of the Series to be sold to variable annuity and life insurance separate accounts ofunaffiliated insurance companies;

WHEREAS, the Series is divided into various funds (the "Master Funds"), and each Master
Fund has its own assets and liabilities and invests in securities in accordance with its

P:\LegaI Admin\Contracts\Participation\Word\IIT\IIT-Part Agmt AmericanFunds 08-0IF.DOC

investment objectives and policies, as described in the registration statement for the Master
Funds;

WHEREAS, the Trust is divided into various series (the "Portfolios"), and each Portfolio has its own assets and liabilities and invests in securities in accordance with its investment objectives and policies, as described in the registration statement for the Portfolios;

WHEREAS, certain Portfolios propose to hold as their only investment shares of a corresponding
Master Fund as set forth in Appendix C, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, certain Master Funds (through the Portfolios) will serve as the underlying investments for the Contracts as set forth in Appendix A to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing;

WHEREAS, CRMC is the investment adviser for the Master Funds; and

WHEREAS, ING is the investment adviser for the Portfolios.

NOW, THEREFORE, in consideration of the foregoing and ofmutual covenants and conditions set forth herein and for other good and valuable consideration, Insurance Company, the Trust, ING,
IFD, the Series and CRMC hereby agree as follows:

1. The Series and CRMC each represents and warrants to Insurance Company, the Trust, ING and IFD that: (a) a registration statement under the 1933 Act and under the 1940 Act with respect to the Series, in the form previously delivered to Insurance Company and the Trust, and all forms, reports, proxy statements and other documents required to be filed with the Commission under the 1933 Act, the
Securities Exchange Act of 1934 ("1934 Act") and the 1940 Act (collectively, the "SEC Filings") have been filed with the Commission and copies of any and all amendments thereto will be forwarded to
Insurance Company and the Trust at the time that they are filed with the Commission; (b) the Series is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws ofthe Commonwealth ofMassachusetts; (c) the Series is and shall remain registered as an open-end management investment company under the 1940 Act; (d) the SEC Filings (including the registration statement) conform or, when they become effective, will conform in all material respects to the requirements ofthe 1933 Act, the 1940 Act and the 1934 Act, and the rules and regulations ofthe
Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, ING, IFD or the Trust expressly for use therein; and (e) the Series and CRMC will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder. The Series shall register and qualify the shares ofthe Master Funds listed on Appendix C for sale in accordance with the securities laws ofthe various

states only if and to the extent deemed necessary by the Series.

2. The Trust, ING and IFD each represents and warrants to Insurance Company, the Series and CRMC that the shares of the Portfolios listed on Appendix C are or will be registered under the 1933 Act and that the shares will be issued, sold and distributed in compliance in all material respects with all applicable federal securities laws. The Trust further represents and warrants that: (a) the Trust is, and shall be at all times while this Agreement is in force, lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) the Trust is and shall remain registered as an open-
end management investment company under the 1940 Act; (c) the SEC Filings (including the registration statement) of the Trust conform or, when they become effective, will conform in all material respects to the requirements of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Series by Insurance Company, CRMC or the Series expressly for use therein; and (e) the
Trust, ING and IFD will comply in all material respects with all applicable laws and regulations, including, without limitation, the 1933 Act and the 1940 Act and the rules and regulations thereunder.
The Trust shall register and qualify the shares ofthe Portfolios listed on Appendix C for sale in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Trust.

2a. Insurance Company represents and warrants to the Trust, Series and CRMC that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions ofthe Internal Revenue Code of 1986, as amended, and the regulations thereunder (the
"Code"), that it will maintain such treatment and that it will notify the Trust, Series and CRMC immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

3. The Series will furnish to Insurance Company and the Trust such information with respect to the
Series in such form and signed by such ofits officers as Insurance Company and/or the Trust may reasonably request, and will warrant that the statements therein contained when so signed will be true and correct. The Series will advise Insurance Company and the Trust immediately of: (a) any non-
routine request by the Commission (i) for amendment ofthe registration statement relating to the
Series, or (ii) for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement of the Series or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Series of which it or CRMC becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement of the Series or which requires the making of a change therein in order to make any statement made therein not misleading.

4. The Series will make Class 2 or Class 1 shares, as applicable, of the Master Funds listed on Appendix C available to the Portfolios and will register for sale under the 1933 Act and,

if required, under statesecurities laws, such additional shares of the Master Funds as maybe reasonably necessary for investment by the Portfolios under this Agreement and maintain a continuous offering of the shares ofthe Master Funds. IFD, as the Trust's distributor, will be entitled to a Rule 12b-1 service fee paid by the Series and to be accrued daily and paid monthly at an annual rate of 0.25% of the average daily net assets of the Class 2shares of each Master Fund attributable to the Contracts. IFD may use the fee in connection with offering shares of the Portfolios to Insurance Company or for other purposes or services deemed appropriate by IFD, including services for Contract owners with investments in subaccounts corresponding to the Portfolios investing in Class 2 shares of each Master
Fund (each, a "Subaccount") for as long as the Series' Class 2 Plan of Distribution pursuant to Rule
12b-1 under the 1940 Act (the "12b-1 plan") remains in effect and the Portfolios remain invested in shares ofthe Master Funds. Master Fund shares to be made available to the Portfolios shall be sold by the Series and purchased by the Trust for a given Portfolio at the net asset value ofthe respective
Master Fund (without the imposition of a sales load) next computed after receipt of each order by the
Series or its designee, as established in accordance with the provisions of the then current Prospectus ofthe Series. For purposes of this Paragraph 4, Insurance Company shall be a designee of each Master
Fund and each Portfolio for receipt of such orders attributable to the Contracts, and receipt by such designee as of 4:00 p.m. Eastern time (or other such time the Boards of Trustees of the Trust and the
Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the
Portfolio and the Master Fund each receives actual notice of such order by 9:30 a.m. Eastern time on the following Business Day ("Next Business Day"). "Business Day" shall mean any day on which the
New York Stock Exchange ("NYSE") is open for trading and on which the Series or Portfolio, as applicable, calculates its net asset value pursuant to the rules of the Commission. The Series will make shares of the Master Funds available indefinitely for purchase at the applicable net asset value per share by the Trust and its Portfolios on those days on which the Series calculates its net asset value pursuant to the rules of the Commission, and the Series shall use its best efforts to calculate such net asset value on each day on which the NYSE is open for trading. The Series shall make the net asset value per share for each Master Fund available to the Trust on a daily basis as soon as reasonably practicable after the Series calculates its net asset value per share, and the Series shall use its best efforts to make such net asset value per share available by 6:30 p.m. Eastern time. CRMC and the
Series shall report to the Trust and Insurance Company any material error in the calculation of the net asset values, dividends or capital gain information as. soon as practicable upon discovery. In the event of any material error in the calculation or communication ofnet asset value, dividends or capital gain information or delay in the communication by CRMC, the Series will act in accordance with its then current policies and procedures relating to error correction, which policies and procedures shall be provided to Insurance Company and the Trust and shall be in accordance with the 1933 Act and
1940 Act (and any applicable regulations thereunder) and SEC policies regarding pricing errors, including in regards to when the party responsible for the error must compensate a Fund or its shareholders for any losses. The Series and CRMC are responsible for maintaining net asset values for each Master Fund in accordance with the requirements of the 1940 Act and the Series'
then current Prospectus. Shares of particular Master Funds shall be ordered in such quantities and at such times as determined by the Trust to be necessary to meet the requirements of the
Portfolios. Payments for shares purchased will be made in federal funds transmitted by wire on the Next Business Day, and Insurance Company and the Trust shall each use commercially reasonable efforts to wire (or cause to be wired) funds to the other, for the purpose of settling net purchase orders or orders of redemption, by 3:00 p.m. Eastern time on the Next Business Day.

4a. The Series and CRMC agree that total return and yield performance information of the Series derived from its registration statement provided by the Series or CRMC may be used by the Trust,
IFD or Insurance Company in connection with the sale of shares of the Portfolios and the Contracts without prior approval of the Series or CRMC, and the Trust, IFD and Insurance Company will be responsible for using such information in conformity with the information provided.

4b. The Series shall provide the Trust and Insurance Company with at least one hundred twenty
(120) days' advance notice, or such lesser time as may be agreed to by the parties, of any change in the Series' investment objective, and at least sixty (60) days' advance notice, or such lesser time as may be agreed to by the parties, of any material change in the Series' principal investment strategy described in its Prospectus, or any change in the Series' fiscal year or time for calculating net asset value for purposes of Rule 22c-l.

4c. The Series reserves the right to temporarily suspend or terminate sales ofthe Series' shares to the
Trust and the Portfolios if such action is required by law, or if the Board of Trustees of the Series deems it necessary, appropriate and in the best interests of the Series and its shareholders or in response to the order of an appropriate regulatory authority.

4d. As of the Effective Date of this Agreement, the Series is unable to provide pricing information, order execution and wire payment for purchases and redemptions of Master Fund shares through the
National Securities Clearing Corporation ("NSCC") and its subsidiary systems described in Appendix
D to this Agreement. The Series agrees to provide pricing information, order execution and wire payment for purchases and redemptions of Master Fund Shares through the NSCC and its subsidiary systems pursuant to Appendix D to this Agreement, as such Appendix may be amended from time to time by mutual agreement in writing, as soon as it becomes feasible for the Series to do so.

5. The Trust will make shares of the Portfolios listed on Appendix C available to Insurance Company and will register for sale under the 1933 Act and, ifrequired, under state securities laws, such additional shares ofthe Portfolios as may reasonably be necessary for use as the funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Portfolios.

5a. The Trust reserves the right to temporarily suspend or terminate sales of the Portfolios' shares to
Insurance Company, or purchases ofthe Series' shares by the Trust and the Portfolios, if any such action is required by law, or ifthe Board of Trustees of the Trust deems it necessary, appropriate and in the best interest of the Trust and its shareholders (including Contract owners) or in response to the order of an appropriate regulatory authority.

6. The Contracts funded through each Account will provide for the allocation of net amounts among certain Subaccounts for investment in such shares of the Portfolios as may be offered from time to time in the Contracts. The selection ofthe particular Subaccount is to be made by the Contract owner and such selection may be changed in accordance with the terms of the Contracts.
Insurance Company reserves the right to refuse, to impose limitations on, or to limit any transaction request ifthe request would tend to disrupt Contract administration or is not in the best interest ofthe
Contract owners or an Account or Subaccount.

7. Transfer ofthe Series' and the Trust's shares will be by book entry only. No stock certificates will be issued to the Accounts or Portfolios. Shares ordered from a particular Master Fund will be recorded by
CRMC or the Series' transfer agent as instructed by the Trust in an appropriate title for the corresponding Portfolio. Shares ordered from a particular Portfolio will be recorded by IFD or the
Trust's transfer agent as instructed by Insurance Company in an appropriate title for the corresponding
Account or Subaccount.

8. The Series shall furnish notice promptly to the Trust of any dividend or distribution payable on any shares of the Master Funds held by the Portfolios. The Trust hereby elects to receive all such dividends and distributions as are payable on shares of a Master Fund recorded in the title for the corresponding Portfolio in additional shares ofthat Master Fund. The
Series shall notify theTrust of the number of shares so issued. The Trust reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

8a. The Trust shall furnish notice promptly to Insurance Company of any dividend or distribution payable on any shares underlying the Portfolios. Insurance Company hereby elects to receive all such dividends and distributions as are payable on shares of a Portfolio recorded in the title for the corresponding Subaccount in additional shares of that Portfolio. The Trust shall notify Insurance
Company of the number of shares so issued. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash.

9. The Series shall effect redemptions of interests in the Master Funds in accordance with the terms ofthe Master Funds' then current Prospectus and the provisions ofthe 1940 Act and the rules and regulations thereunder. For purposes of this Paragraph 9, Insurance Company shall be a designee of each Portfolio and each Master Fund for receipt of requests for redemption from each Account, and receipt by such designee by 4:00 p.m. Eastern time (or other such time the Boards of Trustees ofthe
Trust and the Series shall so designate) shall constitute receipt by the Trust and the Series; provided that the Trust or Series each receives actual notice of such request for redemption by 9:00 a.m. Eastern time on the Next Business Day. Insurance Company shall purchase and redeem the shares ofthe
Portfolios offered by the then current Prospectus of the Trust in accordance with the provisions of such Prospectus.

9a. All redemption requests, including any redemption requests that the Trust receives from an
Account which necessitate a redemption request to the Series and a redemption of a Portfolio's entire interest from a Master Fund, will be effected in cash at the next determined net asset value after the redemption request is received, payable in federal funds. The Series will use its best efforts to settle redemptions on the business day following the receipt of a redemption request by the Series and if such next business day settlement is not practicable, then as soon thereafter as practicable, and will immediately notify the Trust regarding the anticipated settlement date, which shall in all events be a date permitted under the 1940 Act. The Trust will settle redemptions immediately upon receipt ofproceeds from the Series.

10. The Series shall pay all expenses incidental to its performance under this Agreement. The Series shall bear the expenses for the cost ofregistration of its shares, preparation of Prospectuses and statements of additional information to be sent to existing Contract owners (upon request in the case of the statement of additional information), proxy statements and related materials and annual and semi-
annual shareholder reports, the printing and distribution of such items to each Contract owner who has allocated net amounts to any Subaccount, the preparation of all statements and notices required from it by any federal or state law, and taxes on the issue or transfer ofthe Series' shares subject to this
Agreement. The Series will provide the Trust and Insurance Company, at least once a year, with enough copies of its Statement of Additional Information to be able to distribute one to each Contract owner or prospective Contract owner who requests such Statement of Additional Information. With respect to any prospectus and annual and semi-annual reports (the "Reports") of the Series that are printed in combination with anyone or more such Reports of other investment options for the
Contracts (the "Booklet"), the Series shall bear the costs ofprinting and mailing the Booklet to existing
Contract owners based on the ratio ofthe number ofpages ofthe Series' Reports included in the Booklet to the number ofpages in the Booklet as a whole.

11. Insurance Company shall bear the expenses for the cost of preparation and delivery ofthe
Portfolios and the Master Funds respective Prospectuses (and supplements thereto) to be sent to prospective Contract owners. Each ofthe Trust and the Series shall provide, at its expense and in a timely manner, such documentation (in camera-ready or other mutually agreeable form) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently ifthe Prospectus for the Series or the Trust is amended), and twice each year in the case ofthe annual and semi-annual shareholder reports, to have the Prospectus or Prospectuses, and the annual and semi-annual shareholder reports for the Contracts, the Portfolios and the Master Funds,
printed together in one or more documents (such printing to be done at Insurance Company's expense with respect to prospective investors).

12. Insurance Company represents and warrants to the Trust and the Series that any information furnished in writing by Insurance Company to the Trust or the Series for use in the registration statements of the Trust and the Series, respectively, will not result in the registration statement's failing to conform in all respects to the requirements ofthe 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

12a. The Trust represents and warrants to the Series that any information furnished in writing by the
Trust to the Series for use in the registration statement ofthe Series will not result in the registration statement's failing to conform in all respects to the requirements ofthe 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be state therein or necessary to make the statements therein not misleading.

l2b. The Series represents and warrants to the Trust and Insurance Company that any information furnished in writing by the Series to the Trust or Insurance Company for use in the registration statement ofthe Trust or Insurance Company will not result in the registration statement's failing to conform in all respects to the requirements of the 1933 Act and the 1940 Act and the rules and regulations thereunder or containing any untrue statement ofa material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

13. Insurance Company, the Trust and their affiliates shall make no representations concerning the
Series' shares except those contained in the then current Prospectus ofthe Series, current statement ofadditional information ofthe Series, reports to shareholders, or in such printed information subsequently issued by the Series or on its behalfby CRMC or American Funds Distributors, Inc.
("AFD"), including information published on the Series' or CRMC's internet site, in materials approved by CRMC and AFD or as otherwise provided in the Business Agreement in effect among
Insurance Company, AFD and CRMC dated as of September 2, 2003.

14. Shares ofthe Series may be offered to separate accounts ofvarious insurance companies in addition to Insurance Company and the Trust and otherwise in accordance with the Mixed and Shared
Funding Order. The Series agrees to take all steps necessary so that the Master Funds meet the requirements of Section 817 relating to diversification for variable annuity, endowment and life insurance contracts. The Series represents that each Master Fund is currently qualified as a "regulated investment company" ("RIC") under the Code. The Series also agrees to maintain each Master Fund's qualification as a RIC, and each will notify Insurance Company and the Trust immediately upon having a basis for believing that the Series has ceased to so qualify or that the Series might not so qualify in the future. The Series will provide the Trust with securities holdings reports for each
Master Fund within ten days after each calendar quarter.

15. The Series and the Trust hereby notify Insurance Company that it may be appropriate to include in the Prospectus pursuant to which a Contract is offered disclosure regarding the risks ofmixed and shared funding.

16. The parties to this Agreement recognize that due to differences in tax treatment or other considerations, the interests ofvarious Contract owners participating in one or more Portfolios or
Master Funds might, at some time, be in conflict. Each party shall report to each other party any potential or existing conflict of which it becomes aware. The Boards of Trustees ofthe Trust and the
Series shall promptly notify Insurance Company of the existence of irreconcilable material conflict and its implications. If such a conflict exists, Insurance Company will, at its own expense, take whatever action deemed necessary in accordance with the mixed and shared funding orders of or applicable to the Series and the Trust, respectively, to remedy such conflict; in any case, Contract owners will not be required to bear such expenses.

17. Insurance Company agrees to indemnify and hold the Trust, ING, IFD, CRMC and the Series and any affiliate, control person, shareholder, director, trustee, officer or employee ofthe Trust, ING, IFD or the Series (collectively, "Indemnified Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Indemnified
Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of Insurance Company's: (a) making untrue statements ofmaterial facts or omitting material facts in a
Contract's registration statement, Prospectus, statement of additional information, private placement memorandum or other disclosure documents, semiannual or annual reports to Contract owners and sales literature for the Contracts; (b) making untrue statements ofmaterial facts that an Indemnified
Affiliate includes in its materials, provided that the Indemnified Affiliate relies on information supplied by Insurance Company; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by Insurance Company with respect to the sale of the Contracts or Portfolio or Master Fund shares; or (d) breaching this
Agreement or a representation or warranty contained in this Agreement.

17a. ING and IFD (as between them, in relation to each party's responsibilities under this Agreement), each on behalf of itself and the Trust, agrees to indemnify and hold Insurance Company, the Trust,
CRMC, the Series and any affiliate, control person, shareholder, director, trustee, officer or employee of Insurance Company, the Trust or the Series (collectively, "Registered Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Registered Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result of the Trust's, ING's or IFD's: (a) making untrue statements ofmaterial facts or omitting material facts in the Trust's registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements ofmaterial facts that a Registered Affiliate includes in its materials, provided such
Registered Affiliate relies on information supplied by ING or IFD; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Trust, ING or IFD with respect to the sale of the
Contracts or Portfolio shares or the operation of the Trust or a Portfolio; (d) failure of a Portfolio to comply with any of its investment objectives, policies and restrictions; or (e) breaching this
Agreement or a representation or warranty contained in this Agreement.

l7b. The Series and CRMC each agrees to indemnify and hold Insurance Company, the Trust, ING and
IFD and any affiliate, control person, shareholder, director, trustee, officer or employee of Insurance
Company, the Trust, ING or IFD (collectively, "Insurance Company Affiliates") harmless against any and all losses, claims, damages, liabilities or litigation (including legal and other expenses) to which such Insurance Company Affiliate may be subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements arise as a result ofthe Series' or CRMC's: (a) making untrue statements ofmaterial facts or omitting material facts in the Series' registration statement, Prospectuses or statements of additional information, semi-annual and annual reports to shareholders, and sales literature; (b) making untrue statements of material facts that an Insurance

Company Affiliate includes in its materials, provided such Insurance Company Affiliate relies on information supplied by the Series or CRMC; (c) unlawful conduct, bad faith, willful malfeasance, or gross negligence by the Series or CRMC with respect to the sale of the Contracts or Master Fund shares orthe operation ofthe Series oraMaster Fund; (d) failure ofaMasterFundtocomply with any of its investment objectives, policies and restrictions;or (e) breaching this Agreement or a representation or warranty contained in this Agreement.

18. Insurance Company shall be responsible for assuring that the Account calculates pass-through voting privileges of Contract owners in a manner consistent with the method of calculating pass-
through voting privileges set forth in the then current Prospectus or private placement memorandum for the Contract and the mixed and shared funding orders of or applicable to the Trust and the
Series.

19. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including, but not limited to, the Commission, the NASD and state insurance regulators)
and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. The
Series shall make Chief Compliance Officer of the Master Funds reasonably available to ING on an annual basis to discuss his compliance activities with respect to the Master Funds.

19a. No party shall issue any press release or otherwise make any public statements with respect to the matters covered by this Agreement without the prior consent of any other affected party hereto, which consent shall not be unreasonably withheld; provided, however, that consent shall not be required if, in the opinion of counsel, such disclosure is required by law, provided further however that the party making such disclosure shall provide the other parties hereto with as much prior written notice of such disclosure as is practical under the circumstances. The Series and CRMC shall not give any information or make any representations on behalf ofthe Insurance Company or concerning the
Insurance Company, the Contracts, the Accounts, the Trust, ING, IFD or a Portfolio other than the information or representations contained in a disclosure document for the Contracts or such Portfolio, as may be amended or supplemented from time to time, or in published reports for each Account or for the Portfolios which are in the public domain or approved by the Insurance Company for distribution to Contract owners, or in sales literature or other promotional material approved by the
Insurance Company or its designee, except with the permission of the Company.

20. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate:

(a)	by mutual agreement at any time;

(b)	by any party at any time upon sixty (60) days' written notice to the other parties;

(c) at the option of Insurance Company, the Trust, CRMC or the Series upon ten calendar days' prior written notice to the other parties if a final non-appealable administrative or judicial decision is entered against another party which has a material impact on the Contracts;

(d) at the option of Insurance Company or the Trust, immediately upon written notice, if shares of the Series are not reasonably available for investment by the Portfolios;

(e) at the option of Insurance Company or the Trust, immediately upon written notice, if the Series or a Master Fund fails to meet the requirements for either diversification under
Section 817 or RIC status under the Code, or if the Board of the Series terminates the 12b-1 plan;

(f) at the option of Insurance Company, the Trust, CRMC or the Series in the event the
Series' shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as an underlying investment for the
Contracts issued or to be issued by Insurance Company (in such event prompt notice shall be given by Insurance Company, the Trust, CRMC or the Series to the other parties);

   (g) at Insurance Company's option by written notice to the Series and/or CRMC if
   Insurance Company shall determine in its sole judgment exercised in good faith, that either the Series or CRMC has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

   (h) with respect to each Insurance Company, at the option of the Series or CRMC by written notice to
   Insurance Company if the Series or CRMC shall determine in its sole judgment exercised in good faith, that
   Insurance Company has suffered a material adverse change in its business, operations, financial condition or prospectssincethedate ofthis Agreementoristhe subject ofmaterialadverse publicity.

The effective date for termination pursuant to any notice given under this Paragraph shall be calculated beginning with the date ofreceipt of such notice.

21. All notices, consents, waivers, and other communications under this Agreement must be in writing, and will be deemed to have been duly received: (a) when delivered by hand (with written confirmation ofreceipt); (b) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested; or (c) the day after it is sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

If to Insurance Company:

ING USA Annuity and Life Insurance Company
ReliaStar Life Insurance Company ofNew York
U.S. Legal Services 1475 Dunwoody
Drive West Chester, PA 19380
Attention: Linda E. Senker, Counsel
Facsimile No.: 610-425-3520

with a copy to: ING Investment Funds 520 Madison Avenue New York, NY 10022 Attention: Bebe Wilkinson, Head of Outside Funds

If to the Trust:

ING Investors Trust 7337 East Doubletree Ranch Road Scottsdale, AZ 85258-2034 Attn: Chief Counsel

If to ING:

ING Investments, LLC 7337 East Doubletree Ranch Road Scottsdale, AZ 85258-2034 Attn: Chief Counsel

If to IFD:

ING Funds Distributor, LLC 7337
East Doubletree Ranch Road
Scottsdale, AZ 85258-2034
Attn: Chief Counsel

If to the Series:
American Funds Insurance Series 333 S. Hope Street,
55th Floor Los Angeles, California 90071
Attention: Michael J. Downer, Senior Vice President
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel, Fund Business
Management Group
Facsimile No.: (213) 486-9041

If to CRMC:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, CA 90071
Attention: Michael J. Downer, Senior Vice President and Legal Counsel,
Fund Business Management Group, and Secretary
Facsimile No.: (213) 486-9041

with a copy to:
Capital Research and Management Company
333 S. Hope Street, 55th Floor
Los Angeles, California 90071
Attention: Kenneth R. Gorvetzian, Vice President and Senior Counsel,
Fund Business Management Group
Facsimile No.: (213) 486-9041

21. If this Agreement terminates, any provision ofthis Agreement necessary to the orderly windup ofbusiness under it will remain in effect as to that business, after termination.

22. If this Agreement terminates, the Series and CRMC, at Insurance Company's option, will continue to make additional shares of the Master Funds available to the Trust for all existing Contracts as of the effective date oftermination (under the same terms and conditions as were in effect prior to termination of this Agreement with respect to existing Contract owners), unless the Series liquidates or applicable laws prohibit further sales. Insurance Company agrees not to redeem shares ofthe Trust unless: (a) the Agreement is terminated pursuant to Paragraph 20(e) or 20(f); (b) legitimately required to do so according to a Contract owner's request;
(c) under an order from the Commission or pursuant to exemptive relief granted by the Commission or pursuant to a vote of Contract owners; (d) as required under state and/or federal laws or regulations or judicial or other legal precedent of general application; (e) in connection with an action ofthe Trust's
Board or shareholders ofthe Trust or a Series, as appropriate, to change the Series investment policy of investing exclusively in a Master Fund; or (f) as otherwise agreed to or permitted among the parties.
In the event of any change in a Portflio's policy with respect to investments in the corresponding
Master Fund, the Trust shall have the right to terminate this Agreement with respect to such Portfolio and such Master Fund, subject to the notice provisions set forth in Section 20(b) hereof and to require the redemption in cash of all Master Fund shares held by such Portfolio. Such termination shall not affect the effectiveness of this Agreement with respect to any other Portfolio and Master Fund.

23. The obligations of the Series under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except CRMC ifit is a shareholder) of the Series individually, but bind only the Series' assets. When seeking satisfaction for any liability oftheSeries in respect of this Agreement, Insurance Company, on behalf of itself and the Accounts, agrees not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any oftheir personal assets for such satisfaction. Insurance Company agrees that the obligations of each Master Fund hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and
Insurance Company agrees not to proceed against any Master Fund for the obligations of another
Master Fund. Not withstanding the foregoing, if Insurance Company seeks satisfaction for any liability of the Series in respect of this Agreement, InsuranceCompany (on behalf of it self or any Account) may seek recourse against CRMC.

23b. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Insurance Company if it is a shareholder), of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability ofthe Trust in respect of this Agreement, Insurance Company, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company, the Series and CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any Portfolio for the obligations of another Portfolio.

23c. Subject to the requirements of legal process and regulatory authority, each party shall treat as confidential the names and addresses ofthe owners ofthe Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this
Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

24. This Agreement shall be construed in accordance with the laws of the
Commonwealth of Massachusetts.

25. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any ofthem without the express, prior written consent ofthe other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

26.	The following Paragraphs shall survive any termination ofthis Agreement: 4, 1717(b),21-26.

27.	This Agreement and any amendment to it may be executed in one or more counterparts.
All of those counterparts shall constitute one and the same agreement.

Insurance Company seeks satisfaction for any liability of the Series in respect of this Agreement,
Insurance Company (on behalf of itself or any Account) may seek recourse against CRMC.

23b. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers, employees or shareholders (except Insurance Company if itis a shareholder), of the Trust individually, but bind only the Trust's assets. When seeking satisfaction for any liability of the Trust in respect of this Agreement, Insurance Company, the Series and CRMC agree not to seek recourse against said Trustees, officers, employees or shareholders, or any of them, or any of their personal assets for such satisfaction. Insurance Company, the Series and CRMC also agree that the obligations of each Portfolio hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and the Series and CRMC agree not to proceed against any
Portfolio for the obligations of another Portfolio.

23c. Subject to the requirements of legal process and regulatory authority, each party shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this
Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into the public domain without the express written consent of the affected party.

24. This Agreement shall be construed in accordance with the laws of the
Commonwealth of Massachusetts.

25. This Agreement and the parties' rights, duties and obligations under this Agreement are not transferable or assignable by any of them without the express, prior written consent of the other parties hereto. Any attempt by a party to transfer or assign this Agreement or any of its rights, duties or obligations under this Agreement without such consent is void; provided, however, that a merger of, reinsurance arrangement by, or change of control of a party shall not be deemed to be an assignment for purposes of this Agreement.

26.	The following Paragraphs shall survive any termination of this Agreement: 4, 1717(b),21-26.

27.	This Agreement and any amendment to it may be executed in one or more counterparts.
All of those counterparts shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested as of the date first above written.

ING USA ANNUITY AND LIFE INSURANCE COMPANY (on behalf of itself and each

Attest:
                                                                                             /s/ Alice W. Su

By: Alice W. Su /s/ Alice W. Su Its: Vice President and Actuary

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK (on behalf of itself and each Account)

Attest: /s/ Alice W. Su

By: /s/Alice W. Su Its: Vice President and Actuary

American Funds Insurance Series

Attest: ______________ By: /s/Steven I. Koszalka Its: Secretary

CAPITAL RESEARCH AND MANAGEMENT
COMPANY

Attest:

By: /s/ Catherine M. Ward Its:

ING INVESTORS TRUST

Attest:

/s/Kimberly A. Anderson Senior Vice President

ING INVESTMENTS, LLC

Attest:

/s/Todd Modic Senior Vice President

ING FUNDS DISTRIBUTOR, LLC

Attest:

/s/ Todd Modic Senior Vice President

Appendix A - Contracts
Company Contracts
ING USA Annuity and Life Insurance Company:	Architect
EquiSelect
GoldenSelect Access"
GoldenSelect Access One
GoldenSelect DVA Plus"
GoldenSelect DVA
GoldenSelect ES II®
GoldenSelect Frontier
GoldenSelect Generations,
GoldenSelect Landmark
GoldenSelect Legends
GoldenSelect Opportunities
GoldenSelect Premium Plus"
ING Wells Fargo Landmark
ING Wells Fargo Opportunities
PrimElite Rollover Choice
SmartDesign Advantage
SmartDesign Signature
SmartDesign Variable Annuity

ReliaStar Life Insurance Company of New York	Architect NY EmpirePrimElite
Empire Innovations Empire
Traditions GoldenSelect DVA
Plus-NY Rollover Choice NY

ING Life Insurance and Annuity Company	ING Variable Annuity
ING Variable Annuity NY

Appendix B - Separate Accounts
Company	Separate Account
ING USA Annuity and Life Insurance Company:	• ING USA Annuity and Life Insurance Company Separate Account B
ReliaStar Life Insurance Company of New York	• ReliaStar Life Insurance Company of New York Separate Account NY-B

Appendix C PORTFOLIOS AND CORRESPONDING
MASTER FUNDS

ING Investors Trust Portfolios:		American Funds Insurance Series Master Funds:
•	ING American Funds Asset Allocation Portfolio • American Funds Insurance Series Asset Allocation Fund (Class 1 Shares)
•	ING American Funds Bond Portfolio	• American Funds Insurance Series Bond Fund
•	ING American Funds Growth Portfolio	• Growth Fund (Class 2 Shares)
•	ING American Funds Growth-Income Portfolio	• Growth-Income Fund (Class 2 Shares)
•	ING American Funds International Portfolio	• International Fund (Class 2 Shares)

Appendix D

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and Registration Verification System.

1. Subject to the provisions of Paragraph 4 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of
Master Fund shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems, when it becomes feasible for the Series to do so, as follows:

(a) The Series will furnish to the Trust or its designated affiliate through NSCC's Mutual
Fund Profile System ("MFPS") (1) the most current net asset value information for each
Master Fund, (2) a schedule of anticipated dividend and distribution payment dates for each
Master Fund, which is subject to change without prior notice, ordinary income and capital gain dividend rates on the Master Fund's ex-date, and (3) in the case offixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to the Trust or its designated affiliate by 6:30 p.m. Eastern Time on each
Business Day or at such other time as that information becomes available. Changes in pricing information will be communicated to NSCC and the Trust

(b) Upon receipt of Master Fund purchase, exchange and redemption instructions for acceptance as ofthe time at which a Master Fund's net asset value is calculated as specified in the Series' Prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Master Fund shares, the Trust or its designated affiliate will calculate the net purchase or redemption order for each Master Fund. Orders for net purchases or net redemptions derived from Instructions received by the Trust or its designated affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's
Mutual Fund Settlement, Entry and Registration Verification System ("Fund/SERV") by 5:00
a.m. Eastern Time on the next Business Day. Subject to the Trust's or its designated affiliate's compliance with the foregoing, the Trust or its designated affiliate will be considered the agent ofthe Series, and the Business Day on which Instructions are received by the Trust or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the
Master Funds are deemed purchased, exchanged or redeemed pursuant to such Instructions.
Instructions received in proper form by the Trust or its designated affiliate after the Close of
Trading on any given Business Day will be treated as if received on the next following
Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Series' then current Prospectuses.

(c) The Trust or its designated affiliate will wire payment for net purchase orders by the
Master Fund's NSCC Finn Number, in immediately available funds, to an NSCC settling bank account designated by the Trust or its designated affiliate no later than 5:00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases ofshares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

(d) NSCC will wire payment for net redemption orders by Master Fund, in immediately available funds, to an NSCC settling bank account designated by Insurance Company or its designated affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC, except as provided in the Series' then current Prospectus and statement ofadditional information,

(e) If the Series does not send a confirmation ofthe Trust's or its designated affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business
Day's payment cycle, payment for such purchases or redemptions will be made the following
Business Day.

(f) If on any day the Trust or its designated affiliate, or the Series is unable to meet the
NSCC deadline for the transmission ofpurchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to the
Series or the Trust or its designated affiliate, as applicable, as is otherwise provided in the
Agreement, consistent with each ofthe Trust and the Series' respective prospectuses.

(g) These procedures are subject to any additional terms in the Series' Prospectus and the requirements of applicable law. The Series reserves the right, at its discretion and without notice, and subject to the terms and conditions of this Agreement to suspend the sale ofshares or withdraw the sale of shares of any Master Fund.

2. The Trust or its affiliate, the Series and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and
Fund/SERV systems before these procedures may be utilized. Each party will be bound by the terms oftheir membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and
Fund/SERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions ofthe Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Appendix.